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                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT, dated March 19, 2004 (this "Agreement"), by and among Xerox Imaging Systems, Inc., a Delaware corporation (the "Seller"), and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G. (collectively, the "Purchasers"), and, solely for purposes of Sections 5 and 6 of this Agreement, ScanSoft, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Seller owns of record and beneficially 11,853,602 shares (the "Common Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company; 3,562,238 shares (the "Preferred Shares") of the Series B Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Company; and a Common Stock Purchase Warrant (the "Warrant") issued by the Company under its former name, Visioneer, Inc., on March 2, 1999; and

      WHEREAS, the Seller desires to sell, transfer, assign and convey to the Purchasers, and the Purchasers desire to purchase from the Seller, upon the terms and subject to the conditions set forth herein, the Common Shares, the Preferred Shares and the Warrant, together with such additional securities, property or payments which accrue, are paid or payable on, or received or receivable with respect to the Common Shares, the Preferred Shares and the Warrant from and including the date hereof until the Closing Date (collectively, the "Securities");

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.    PURCHASE AND SALE OF SECURITIES

      Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined in Section 2(a) below), the Seller shall sell, transfer, assign and convey the Securities to the Purchasers, and the Purchasers shall purchase the Securities from the Seller, in the amounts set forth on
Schedule I hereto, for an aggregate cash purchase price of $79,387,163.48 (the "Purchase Price"). The obligations of the Purchasers hereunder shall be joint and several.

2.    CLOSING; CONDITIONS

      (a) Closing. Subject to Section 8(a), the closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, as soon as practicable after the conditions described in Section 2(c) and (d) are satisfied (or waived by the parties entitled to waive them), or at such other time or place as may be mutually agreed to by the parties hereto. The actual date on which the Closing shall occur is herein referred to as the "Closing Date."

      (b) At the Closing, such sale and purchase shall be effected by the Seller's delivering to the Purchasers the original Warrant and duly executed certificates or other instruments evidencing the other Securities to be purchased, in each case with appropriate instruments of transfer attached (duly endorsed or otherwise in form sufficient for transfer), against delivery by the Purchasers to the Seller of the Purchase Price. All such certificates and other instruments

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shall be satisfactory to counsel to the Purchaser. Subject to Section 9(e), the
Purchase Price shall be paid by wire transfer of immediately available funds to such account or accounts as the Seller shall designate in writing no later than the close of business on the second business day immediately preceding the Closing Date.

      (c) Conditions to the Purchasers' Obligations. The obligations of the Purchasers to purchase the Securities and to pay the Purchase Price are subject to the satisfaction prior to or at the Closing (or the waiver of same by the Purchasers) of each of the following conditions precedent:

            (i) Each of the representations and warranties made by the Seller in Section 3 shall have been true and correct in all material respects when made and at the Closing Date as though each such representation and warranty were made on and as of the Closing Date immediately prior to the Closing.

            (ii) The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

            (iii) The Seller shall have delivered to the Purchasers a certificate dated the Closing Date and signed by one of its duly authorized officers confirming the matters referred to in subsections (i) and (ii) of this Section 2(c).

            (iv) In addition to the deliveries required by Section 2(b) above, the Seller shall have delivered to the Purchasers an instrument of assignment of the Warrant, which instrument shall be reasonably satisfactory to counsel to the Purchasers and which shall contain the Company's affirmation of its acknowledgment and agreement (as set forth in Section 6(a)(ix)) to (A) the assignment of the Warrant and (B) treat the Purchasers as the holders of the Warrant so as to purchase such number of shares of Common Stock underlying the Warrant (as equitably adjusted from time to time in the event of any stock dividend, stock split, recapitalization, reclassification, recombination or the like) set forth opposite their respective names on Schedule I hereto for all purposes thereunder (notwithstanding any provision in the Warrant, including but not limited to Sections 5 and 9.2 thereof, to the contrary).

            (v) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or legal prohibition preventing the consummation of the Closing shall be in effect.

            (vi) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") applicable to the transactions contemplated hereby shall have expired or been terminated.

      (d) Conditions to the Seller's Obligations. The obligations of the Seller to sell, transfer, assign and convey the Securities to the Purchasers are subject to the satisfaction prior to or at the Closing (or the waiver of same by the Seller) of each of the following conditions precedent:

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            (i)   Each of the representations and warranties made by the
      Purchasers in Section 4 shall have been true and correct in all material respects when made and at the Closing Date as though each such representation and warranty were made on and as of the Closing Date immediately prior to the Closing.

            (ii) The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

            (iii) The Purchasers shall have delivered to the Seller a certificate dated the Closing Date and signed by their duly authorized officers confirming the matters referred to in subsections (i) and (ii) of this Section 2(d).

            (iv) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or legal prohibition preventing the consummation of the Closing shall be in effect.

            (v) The waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

3.    REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE SELLER

      The Seller represents and warrants to, and covenants with, the Purchasers and, with respect to Section 3(f), the Company that:

      (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) The Seller has full legal right, power and authority to execute, deliver, and perform its obligations under this Agreement in accordance with their terms, and the execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes a legally valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

      (c) The Seller has good and marketable title to the Securities, and the Securities are owned by the Seller free and clear of any security interest, lien, claim or other encumbrance or any restriction on transfer or voting (collectively, "Encumbrances"). Upon delivery of the Securities to the Purchasers at the Closing, against payment therefor as contemplated hereby, the Seller will deliver the Securities to the Purchasers free and clear of any Encumbrance.

      (d) No consent, approval, authorization or order or permit of any court, governmental agency or body or arbitrator having jurisdiction over the Seller is required for the execution, delivery or performance by the Seller of its obligations hereunder including, without limitation, the sale, transfer, assignment and conveyance of the Securities.

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      (e)   Neither execution and delivery of this Agreement nor the sale of the
Securities nor the performance of the Seller's other obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the certificate of incorporation, bylaws or other organizational documents of the Seller, or (ii) any decree, judgment, order, law, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Seller or any of its assets or properties.

      (f) The Seller acknowledges that the Purchasers may be in possession of material non-public information not known to it (the "Excluded Information") and further acknowledges that the Purchasers and the Company (under appropriate nondisclosure agreement) have offered to share with the Seller any Excluded Information that may exist. The Seller agrees that neither the Purchasers nor the Company shall have any liability with respect to any such non-disclosure. The Seller hereby waives any and all claims and causes of action now or hereafter arising against the Purchasers and/or the Company based upon or relating to such non-disclosure and further covenants not to sue either the Purchasers or the Company or any of their respective partners, directors, officers, employees, agents or affiliates for any loss, damage or liability arising from or relating to such non-disclosure. It is understood and agreed that the Purchasers make no representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Securities.

      (g) There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

4.    REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS

      The Purchasers represent and warrant to, and covenant with, the Seller and, with respect to Section 4(e), the Company that:

      (a) Each of the Purchasers is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

      (b) Each of the Purchasers has full legal right, power and authority to execute, deliver, and perform its obligations under this Agreement in accordance with their terms, and the execution, delivery and performance of this Agreement by the Purchasers and the consummation by the Purchasers of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of the Purchasers. This Agreement has been duly executed and delivered by the Purchasers and constitutes a legally valid and binding agreement of the Purchasers, enforceable against the Purchasers in accordance with its terms.

      (c) No consent, approval, authorization or order or permit of any court, governmental agency or body or arbitrator having jurisdiction over the Purchasers is required for the execution, delivery or performance by the Purchasers of their obligations hereunder, including without limitation the purchase of the Securities.

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      (d)   Neither execution and delivery of this Agreement nor the acquisition of the Securities or the performance of the Purchasers' other obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under (i) the organizational documents of the Purchasers, or (ii) any decree, judgment, order, law, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Purchasers or any of their assets or properties.

      (e) The Purchasers acknowledge that the Seller has not provided Purchasers with any information regarding the Company. The Purchasers agree that neither the Seller nor the Company shall have any liability with respect to any such non-disclosure. The Purchasers hereby waive any and all claims and causes of action now or hereafter arising against the Seller and/or the Company based upon or relating to such non-disclosure and further covenants not to sue either the Company or the Seller or any of their respective partners, directors, officers, employees, agents or affiliates for any loss, damage or liability arising from or relating to such non-disclosure. It is understood and agreed that the Seller makes no representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Securities.

      (f) To the best of the Purchasers' knowledge, none of the Purchasers or any of their affiliates owns a material amount of the voting securities of any business entity that sells products that compete with the Company's products.

      (g) There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchasers.

5.    ADDITIONAL COVENANTS OF THE PARTIES

      (a) Further Assurances. From and after the date hereof, the each party hereto (including the Company) shall execute all certificates, instruments, documents or agreements and shall take any other action which it is reasonably requested to execute or take by any other party hereto to further effectuate the respective rights and obligations of the parties hereto under, and as contemplated by, this Agreement.

      (b) Commercially Reasonable Efforts. Each of the parties hereto (including the Company) will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making all required regulatory filings as promptly as practicable after the date hereof. Without limiting the generality of the foregoing, Purchasers and the Company will each, as promptly as practicable following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required pursuant to the HSR Act for the transactions contemplated hereby, and will provide promptly upon request of the FTC or the DOJ or any other Governmental Authority any supplemental information requested in connection therewith. Purchasers and the Company will

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use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act. Purchasers and the Company shall furnish to the each other such necessary information and reasonable assistance as the the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable Law. Purchasers shall keep Seller apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ or any other Governmental Authority and shall comply promptly with any such inquiry or request. In connection with the foregoing, Purchasers and the Company shall use their respective reasonable commercial efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust or trade or regulatory Laws of any Governmental Authority. In complying with the foregoing, Purchasers and the Company shall use all reasonable commercial measures available to consummate the transactions contemplated hereby. Notwithstanding the foregoing or any other covenant or agreement herein contained, in connection with the receipt of any necessary approvals under the HSR Act or otherwise in respect of the transactions contemplated hereby, neither any party hereto nor any of its respective affiliates shall be required to: (i) divest or hold separate or otherwise take or commit to take any action that limits such party's or affiliate's freedom of action with respect to, or its ability to retain, administer or operate, any of its assets, properties or business; or (ii) commence any litigation against any person or entity in order to facilitate the consummation of any of the transactions contemplated hereby.

6.    COMPANY MATTERS

      (a) The Company hereby represents and warrants to, and covenants with, the Purchasers and the Seller that:

            (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (ii) the Company has full legal right, power and authority to execute, deliver, and perform its obligations under this Agreement in accordance with their terms, and the execution, delivery and performance of its obligations under this Agreement by the Company have been duly authorized by all necessary action on behalf of the Company;

            (iii) this Agreement has been duly executed and delivered by the Company and constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

            (iv) no consent, approval, authorization or order or permit of any court, governmental agency or body or arbitrator having jurisdiction over the Company is required for the execution, delivery or performance by the Company of its obligations hereunder, except for any such consents, approvals, authorizations, orders or permits which the failure to obtain would not have or is not reasonably likely to have a material adverse effect on the Company;

            (v) neither the execution and delivery of this Agreement by the Company nor the performance of the Company's obligations hereunder will violate, conflict with, result

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      in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time, or both, would constitute a default) under
      (A) the certificate of incorporation, bylaws or other organizational documents of the Company, or (B) any decree, judgment, order, law, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its assets or properties, except for such violations, conflicts, breaches or defaults that would not have or are not reasonably likely to have a material adverse effect on the Company;

            (vi) as of the date hereof, the Warrant is exercisable for 525,732 shares of Common Stock (the "Warrant Shares");

            (vii) the per share exercise price for each of the Warrant Shares is $0.61, for an aggregate exercise price for the Warrant Shares of $320,696.48;

            (viii) the Board of Directors of the Company has heretofore taken all necessary action to approve, and has approved, for purposes of Section 203 of the Delaware General Corporation Law (including any successor statute thereto "Section 203") the Purchasers' becoming, together with their affiliates and associates, an "interested stockholder" within the meaning of Section 203 by virtue of the execution, delivery and performance of this Agreement, such that, as of the date hereof and from and after the Closing, Section 203 will not be applicable to any "business combination" within the meaning of Section 203 that may take place between one or more of the Purchasers and/or their respective affiliates and associates, on the one hand, and the Company, on the other, as a result of the transactions contemplated by this Agreement or otherwise;

            (ix) the Company hereby acknowledges and agrees to the assignment of the Warrant to the Purchasers as contemplated by this Agreement and, upon the effectuation of such assignment, the Company shall treat the Purchasers as the holders of the Warrant so as to purchase such number of shares of Common Stock underlying the Warrant (as equitably adjusted from time to time in the event of any stock dividend, stock split, recapitalization, reclassification, recombination or the like) set forth opposite their respective names on Schedule I hereto for all purposes thereunder (notwithstanding any provision in the Warrant, including but not limited to Sections 5 and 9.2 thereof, to the contrary);

            (x) the Company hereby acknowledges and agrees that this Agreement is the Securities Purchase Agreement by and among the Company, Seller and the Purchasers described in Section 1 of each of the warrants (the "Purchaser Warrants"), numbers W-16, W-17, W-18 and W-19, each dated as of March 15, 2004, issued by the Company to the Purchasers;

            (xi) as of the time that the Purchaser Warrants were issued to the Purchasers, (A) the Company had full legal right, power and authority to execute, deliver and perform its obligations under the Purchaser Warrants in accordance with their respective terms, (B) the execution, delivery and performance of its obligations under the Purchaser Warrants by the Company were duly authorized by all necessary action on behalf of the

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      Company and (C) no consent, approval, authorization or order or permit of any court, governmental agency or body or arbitrator having jurisdiction over the Company was required for the execution, delivery or performance by the Company of its obligations under the Purchaser Warrants;

            (xii) the Purchaser Warrants have been duly executed and delivered by the Company and constitute legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms; and

            (xiii) neither the execution and delivery of the Purchaser Warrants by the Company nor the performance of the Company's obligations thereunder violate or will violate, conflict or will conflict with, resulted or will result in a breach of, or constituted or will constitute a default (or an event that, with the giving of notice or the lapse of time, or both, constituted or would constitute a default) under (1) the certificate of incorporation, bylaws or other organizational documents of the Company, or
      (2) any decree, judgment, order, law, rule, regulation or determination of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its assets or properties.

      (b) The Company acknowledges the receipt of adequate consideration for the performance of its obligations under this Agreement.

7.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The respective agreements, representations, warranties, covenants and other statements made by or on behalf each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of and payment for the Securities.

8.    TERMINATION

      (a)   This Agreement may be terminated at any time prior to the Closing:

            (i) by the Purchasers, by notice to the Seller, if the Seller has materially breached any of its agreements or obligations hereunder or if any of the representations and warranties of the Seller was not true and correct in all material respects when made;

            (ii) by the Seller, by notice to the Purchasers, if the Purchasers have materially breached any of their agreements or obligations hereunder or if any of the representations and warranties of the Purchasers was not true and correct in all material respects when made;

            (iii) by either the Seller or the Purchasers, if the FTC or the DOJ issues to any Purchaser a request for additional information or documentary material pursuant to Section 7A(e) of the Clayton Act (15 U.S.C. Section 18a(e)); or

            (iv) by either the Seller or the Purchasers, by notice to the other, if the Closing shall not have occurred by April 30, 2004;

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provided that no party who has materially breached any of its covenants, or any of whose representations and warranties was not true and correct when made, shall be permitted to terminate this Agreement pursuant to this Section 8(a).

      (b)   In the event of the termination of this Agreement pursuant to
Section 8(a) above, this Agreement shall thereafter cease to be of any force or effect; provided that such termination shall not relieve a party from liability for any breach of this Agreement.

9.    GENERAL PROVISIONS

      (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

      (b) Jurisdiction; Service of Process; No Jury Trial. With respect to any claim arising out of this Agreement, the Seller and the Purchasers each irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and agree that any disputes that may arise out of this Agreement shall be litigated in such courts. The Seller and the Purchasers each irrevocably waive any objection which they may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. The Seller and the Purchasers agree that service of process upon them in any such suit, action or proceeding shall be deemed in every respect effective service of process upon them if given in the manner set forth in Section 8(d). The Seller and the Purchasers waive the right to a trial by jury in connection with any dispute arising out of this Agreement.

      (c) Interpretation. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      (d) Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid, as follows:

            (i)   if to the Purchasers:

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                  Warburg Pincus Private Equity VIII, L.P.
                  Warburg Pincus Netherlands Private Equity VIII I C.V. Warburg Pincus Netherlands Private Equity VIII II C.V. Warburg Pincus Germany Private Equity VIII K.G.
                  c/o Warburg Pincus LLC
                  466 Lexington Avenue
                  New York, NY 10017
                  Attention: Jeffrey A. Harris
                  Fax No. 212-878-6139

                  with a copy to:

                  Willkie Farr & Gallagher LLP
                  787 Seventh Avenue
                  New York, NY 10019
                  Attention: Michael A. Schwartz, Esq.
                  Fax No. 212-728-9267

            (ii)  if to the Seller:

                  Xerox Imaging Services, Inc.
                  c/o Xerox Corporation
                  800 Long Ridge Road
                  Stamford, CT 06904
                  Attention: Chief Financial Officer
                  Fax No. 203-968-3991

                  with a copy to:

                  Xerox Corporation
                  800 Long Ridge Road
                  Stamford, CT 06904
                  Attention: General Counsel
                  Fax No. 203-968-3446

            (iii) if to the Company:

                  ScanSoft, Inc.
                  9 Centennial Drive
                  Peabody, MA 01960
                  Attention: General Counsel
                  Fax No. 203-968-3991

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                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road,
                  Palo Alto, CA 94304
                  Attention: Robert D. Sanchez, Esq.
                  Fax No. 650-493-6811

Any party hereto may from time to time change its address or fax number for notices under this Section 8(d) by giving notice of such changed address to the other parties hereto. Any notice addressed in accordance with this Section 8(d) shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

      (e) Expenses and Taxes. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses, provided that the Seller shall reimburse the Purchasers for $22,500 of the total HSR Act filing fee, and the Purchasers shall be entitled to retain $22,500 of the Purchase Price in satisfaction of such reimbursement. The Purchasers will pay, and hold the Seller harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement.

      (f) Publicity. Between the date hereof and the Closing Date, the parties agree to consult with each other to coordinate the issuance of any press release or similar public announcement or communication relating to the execution or performance of this Agreement or to the transactions contemplated hereby.

      (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

      (h) Entire Agreement; Amendment. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties, provided that nothing contained herein shall be deemed to alter or modify the rights and obligations of the Company and the Purchasers under the Purchaser Warrants. This Agreement may be amended with (and only with) the written consent of the Seller and the Purchasers.

      (i) Severability. If any term or provision of this Agreement or the application of any such term or provision to any person or circumstance shall be held invalid, illegal, void or unenforceable in any respect by a court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain in full force and effect, unless such invalidity, illegality, voidness or unenforceability would substantially impair the benefits of such remaining provisions of any party hereto.

      (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

                                      SELLER

                                      XEROX IMAGING SYSTEMS, INC.

                                      By: /s/ Lawrence Zimmerman
                                          ------------------------------
                                          Name:  Lawrence Zimmerman
                                          Title: Vice President

                                      PURCHASERS

                                      WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                      By: WARBURG PINCUS & CO.,
                                          its General Partner

                                      By: /s/ Jeffrey A. Harris
                                          ------------------------------
                                          Name:  Jeffrey A. Harris
                                          Title: Partner

                                      WARBURG PINCUS NETHERLANDS PRIVATE
                                        EQUITY VIII I C.V.

                                      By: WARBURG PINCUS & CO.,
                                          its General Partner

                                      By: /s/ Jeffrey A. Harris
                                          ------------------------------
                                          Name:  Jeffrey A. Harris
                                          Title: Partner

                                      WARBURG PINCUS NETHERLANDS PRIVATE
                                        EQUITY VIII II C.V.

                                      By: WARBURG PINCUS & CO.,
                                          its General Partner

                                      By: /s/ Jeffrey A. Harris
                                          ------------------------------
                                          Name:  Jeffrey A. Harris
                                          Title: Partner

                                      WARBURG PINCUS GERMANY PRIVATE
                                        EQUITY VIII, K.G.

                                      By: WARBURG PINCUS & CO.,
                                          its General Partner

                                      By: /s/ Jeffrey A. Harris
                                          ------------------------------
                                          Name: Jeffrey A. Harris
                                          Title: Partner

                                      COMPANY

                                      SCANSOFT, INC.

                                      By: /s/ Paul A. Ricci
                                          ------------------------------
                                          Name: Paul A. Ricci
                                          Title: Chief Executive Office and
                                          Chairman of the Board

                                   SCHEDULE I

                                                           Number of             Number of             Number of
                      Purchaser                          Common Shares       Preferred Shares       Warrant Shares
                      ---------                          -------------       ----------------       --------------
Warburg Pincus Private Equity VIII, L.P.                  11,487,326            3,452,165              509,487
Warburg Pincus Netherlands Private Equity VIII I C.V         195,347               58,706                8,664
Warburg Pincus Netherlands Private Equity VIII II C.V        137,620               41,357                6,104
Warburg Pincus Germany Private Equity VIII K.G                33,309               10,010                1,477
                                                          ----------            ---------              -------
                                   TOTALS                 11,853,602            3,562,238              525,732